Exhibit 1

                                 BP p.l.c. AND SUBSIDIARIES
                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                         Nine months ended
                                                         September 30, 2001
                                                     ($ million, except ratios)
                                                              (Unaudited)

Profit before taxation                                               12,942

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                        (217)

Captalized interest                                                     (74)

                                                                    -------
Profit as adjusted                                                   12,651
                                                                    -------

Fixed charges:

   Interest net of interest expense of joint ventures and
     associated undertakings and unwinding of discount                  948

   Rental expense representative of interest                            334

   Capitalized interest                                                  74
                                                                    -------
                                                                      1,356
                                                                    -------

Total adjusted earnings available for payment of fixed charges       14,007
                                                                    =======
Ratio of earnings to fixed charges                                     10.3
                                                                    =======

Total adjusted earnings available for payment of fixed charges, after taking account of adjustments to profit
before  taxation  to accord with US GAAP (a)                         12,716
                                                                    =======
Ratio of earnings to fixed charges with  adjustments
to accord with US GAAP                                                  9.4
                                                                    =======

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(a) See Note 16 of Notes to Consolidated Financial Statements.